Pricing Supplement No. 026                Filing under Rule 424(b)(2)
Dated May 5, 1997                         Registration No. 333-22347

(To Prospectus dated March 18, 1997, supplemented by Prospectus Supplement dated March 21, 1997)

$300,000,000
NIPSCO CAPITAL MARKETS, INC.
Medium-Term Notes
Due Nine Months or More From Date of Issue
____________________

Entitled to the benefit of a Support Agreement
Providing for the Payment of Principal and Interest by
NIPSCO Industries, Inc.
____________________


Principal Amount:                         $25,000,000

Trade Date:                               May 2, 1997

Original Issue Date:                      May 7, 1997

Interest Rate:                            7.50%

Stated Maturity Date:                     May 8, 2006

Form :                                    XX  Book Entry    ___ Certified

Interest Payment Date(s):                 March 15, and September 15

Specified Currency:                       U.S. Dollars

Selling Agent s Commission:               $150,000

Net Proceeds to the Company:              $24,850,000


The Medium-Term Note described in this Pricing Supplement is being sold through Merrill Lynch Co., as Agent.

Prior to the date of this Pricing Supplement, $275,000,000 Medium-Term Notes have been sold.

Goldman, Sachs & Co.

Merrill Lynch & Co.

Morgan Stanley & Co. Incorporated